UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) June 13, 2025

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428	Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom
(Address of principal executive offices) (Zip code)	(Address of principal executive offices) (Zip code)

(305) 599-2600	011 44 23 8065 5000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CCL	New York Stock Exchange, Inc.

Ordinary Shares each represented by American Depository Shares ($1.66 par value) Special Voting Share, GBP 1.00 par value and Trust Shares of beneficial interest in the P&O Princess Special Voting Trust	CUK	New York Stock Exchange, Inc.

1.000% Senior Notes due 2029	CUK29	New York Stock Exchange LLC

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth companies ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 13, 2025, Carnival Corporation and Carnival plc, each as a borrower, entered into a new $4.5 billion multi-currency revolving credit agreement (the “New Revolver”) with a syndicate of financial institutions (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent. The New Revolver will replace the $1.9 billion, €0.9 billion and £0.1 billion existing multi-currency revolving credit agreement (the “Existing Revolver”) entered into by Carnival Holdings (Bermuda) II Limited, a subsidiary of Carnival Corporation, with a syndicate of financial institutions and J.P. Morgan SE, as facilities agent. The New Revolver also contains an accordion feature, allowing for up to $1.0 billion of additional revolving commitments.

Borrowings under the New Revolver bear interest at a rate of term SOFR, EURIBOR, or daily SONIA, as applicable, plus a margin based on the long-term credit ratings of Carnival Corporation.

The New Revolver contains representations, warranties, covenants and events of default that are customary for a transaction of this type. Borrowings may be used for working capital and general corporate purposes. The New Revolver will be unsecured and initially guaranteed on an unsecured basis by the same subsidiaries of Carnival Corporation and Carnival plc that guarantee Carnival Corporation’s senior secured term loan facilities. Carnival Corporation and Carnival plc have each guaranteed on an unsecured basis each other’s respective obligations as well as the obligations of the subsidiary guarantors under the New Revolver.

The New Revolver will mature on June 13, 2030, at which time all outstanding amounts under the New Revolver will be due and payable.

Some of the Lenders under the New Revolver and the Existing Revolver and their affiliates have various relationships with Carnival Corporation, Carnival plc and certain of their subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, Carnival Corporation & plc have entered into other loan arrangements as well as certain derivative arrangements with certain of the Lenders and their affiliates.

Item 7.01	Regulation FD Disclosure.

On June 13, 2025, Carnival Corporation and Carnival plc issued a press release announcing the closing of the New Revolver. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein. The press release includes forward-looking statements. See “Cautionary Note Concerning Forward-Looking Statements” within the press release for additional information.

Carnival Corporation and Carnival plc are furnishing the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Carnival Corporation and Carnival plc’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Carnival Corporation and Carnival plc dated June 13, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ David Bernstein	By:	/s/ David Bernstein
Name:	David Bernstein	Name:	David Bernstein
Title:	Chief Financial Officer and Chief Accounting Officer	Title:	Chief Financial Officer and Chief Accounting Officer

Date: June 13, 2025		Date: June 13, 2025